EXHIBIT 10.1

 CO-OPERATIVE DEVELOPMENT & SUPPLY AGREEMENT

This Co-operative Development & Supply Agreement ("Agreement") is hereby entered into between:

Sequiam Biometrics, Inc.
300 Sunport Lane
Orlando, Florida 32809
("Sequiam Biometrics")

and

Kwikset Corporation
19701 DaVinci
Lake Forrest, CA 92610
(“Kwikset")

(each a “Party” and collectively the “Parties”)

The effective date of this Agreement shall be SEPTEMBER 13, 2005 (the "Effective Date").

In consideration of the mutual covenants and promises contained herein, and for other good and valuable consideration, the Parties agree as follows:

BACKGROUND
Purpose:

The purpose of this document is to set forth the agreements and deliverables of a business relationship between Kwikset and Sequiam Biometrics in respect to the development, marketing and sales of biometric enabled security door hardware and systems.

Scope:

This agreement relates to two distinct and separate programs for the development, marketing and sales of biometric enabled security door hardware and systems.

BIOLOCK - The Biolock program will be a biometric enabled residential deadbolt built on the foundation of Kwikset’s current Powerbolt keypad access product.

BIOSYSTEM - The Biosystem program will be a biometric enabled system which will provide for central enrollment and monitoring with distributed access control suitable for applications including but not restricted to multifamily dwellings, commercial buildings, and assisted living environments.

ARTICLE I - BIOLOCK PROJECT

1.1	Development

Kwikset and Sequiam Biometrics * develop a biometric enabled residential deadbolt, which incorporates such changes in design made pursuant to the terms of this Agreement as will ensure, to the extent practicable, that the developed deadbolt is commercially acceptable to Kwikset. The biometric enabled residential deadbolt to be developed ("BIOLOCK") is described in the preliminary specification (“SPECIFICATION”) attached hereto as Appendix "A" and made a part hereof. The respective responsibilities of the Parties with regard to the development of the BIOLOCK shall be as follows:

(a)	The development platform for BIOLOCK shall be the current Kwikset *.

(b)	Kwikset shall be responsible for * of the grade 1 deadbolt and latch.

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* The information omitted is confidential and has been filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

(c)	Kwikset shall be responsible for * of the deadbolt surround which will be the mechanical support for the biometric sensor.

(d)	Kwikset shall be responsible for * subject to revision control.

(e)	Kwikset and Sequiam Biometrics * cabling, packaging of the new mother board, and functional design of the user display/interface.

(f)	Sequiam Biometrics shall be responsible for development of the * board.

(g)	Sequiam Biometrics shall be responsible for all * for the current * mother board.

The tradenames for BIOLOCK marketed by Sequiam Biometrics will be owned by Sequiam Biometrics. The tradenames for BIOLOCK marketed by Kwikset will be owned by Kwikset.

1.3          Testing - The Parties’ respective responsibilities with regard to the testing of the BIOLOCK shall be as follows:

(a)	Kwikset will be responsible for the mechanical test plan and execution.

(b)	Sequiam Biometrics will be responsible for the electronic test plan and execution.

(c)	Kwikset and Sequiam Biometrics shall be jointly responsible for the integration test plan and execution.

1.4           Tooling/Capital - Kwikset’s responsibilities with regard to tooling and capital shall be as follows:

(a)	To provide the capital *.

(b)	To support the * test equipment.

1.5           Production - The Parties’ respective responsibilities with regard to the production of the BIOLOCK shall be as follows:

(a)	Sequiam Biometrics shall be responsible for * and connecters from domestic sources for initial production.

(b)	Kwikset shall source the above components listed in Section 1.5(a) above from the lowest cost provider if the BIOLOCK enters high volume production, i.e., entry into mass market retail (e.g., *).

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* The information omitted is confidential and has been filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

(c)	Kwikset shall perform final assembly, test and pack at an appropriate facility as determined by Kwikset.

1.6           Sales - The Parties’ respective responsibilities with regard to sales of the BIOLOCK shall be as follows:

(a)	Initial sales (first six (6) months after completion of the first production available BIOLOCK) will be by Sequiam Biometrics, under its brand to satisfy current orders.

(b)	Sequiam Biometrics agrees to * jointly participate in market research with respect to customer satisfaction.

(c)	Sequiam Biometrics agrees to establish and maintain a toll free number for customer service for the BIOLOCK sold under the Sequiam Biometrics brand.

(d)	Sequiam Biometrics agrees to advise Kwikset of any sales to * prior to shipment of BIOLOCKS.

(e)	During the foregoing six (6) month period referenced in Section 1.6(a) above, Kwikset will evaluate field product performance to determine if product modifications are appropriate.

(f)	Kwikset intends to offer the BIOLOCK to its customers for listing in retail or new construction if performance is deemed by Kwikset to be satisfactory.

(g)	If listings are obtained Kwikset may sell BIOLOCK under any or all of its brand names.

1.7           Financial

(a)
Kwikset agrees to sell, and Sequiam Biometrics agrees to purchase, the initial six (6) months of production of BIOLOCK for Kwikset’s total cost therefore, calculated in accordance with generally accepted accounting principles (“GAAP”) for cost of goods sold and general and administrative costs, *.

(b)
If Kwikset introduces BIOLOCK under its brands or chooses to not introduce BIOLOCK under its brands but is willing, in either case, to supply Sequiam Biometrics further BIOLOCKS, the price will be escalated to current fleet average margins.

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* The information omitted is confidential and has been filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

(c)
If Kwikset introduces BIOLOCK under its brands the Parties agree that Kwikset shall pay Sequiam Biometrics * of the operating income earned by Kwikset, calculated in accordance with GAAP, from the sale of Kwikset branded BIOLOCKS for * from the date of the first such sales.

ARTICLE II - BIOSYSTEM PROJECT

2.1           Market Research - Kwikset shall undertake market research to determine the opportunity for and priority of attractive market segments for BIOSYSTEM. The market research shall be conducted in a manner as reasonably determined by Kwikset and shall focus on facilitators and inhibitors to the adoption of BIOSYSTEM. Market research output shall describe the viability of the BIOSYSTEM concept and functionality which will lead to a final system specification.

2.2           Development - The respective responsibilities of the Parties with regard to the development of the BIOSYSTEM shall be as follows:

(a)	Kwikset shall develop all * including, but not limited to, residence doors, access gates and parking garage access.

(b)	Kwikset shall provide * interface for the biometric sensors.

(c)	Sequiam Biometrics shall provide *.

(d)	Sequiam Biometrics shall provide the design interface * technology.

(e)	Sequiam Biometrics shall provide * design.

(f)	The Parties shall jointly develop the software to facilitate features and functions identified by market research.

(g)	Sequiam Biometrics agrees to support the development by providing all agreed upon * through the beta test phase.

2.3           Testing - The Parties shall have joint responsibility for development of tests to certify the BIOSYSTEM as acceptable to all approval bodies, including, but not limited to, UL, BHMA and the FCC.

2.4           Tooling/Capital - Kwikset shall be responsible for * associated with BIOSYSTEM.

2.5           Production - Kwikset shall be responsible for production of BIOSYSTEM whether from current operations or sourced.

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* The information omitted is confidential and has been filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

2.6           Sales and Marketing - Kwikset shall be responsible for all sales and marketing of BIOSYSTEM.

2.7           Royalty - In consideration of Sequiam Biometrics’s contributions to the development and implementation of BIOSYSTEM, Kwikset agrees to pay Sequiam Biometrics * by the Parties after the completion of applicable market research, specification generation, and agreement of accountability for deliverables from each of the Parties.

ARTICLE III -- INVENTIONS

3.1            Ownership of Improvements. Any improvements arising from development work on BIOLOCK and BIOSYSTEM shall be owned as set forth in this Article III.

3.2           Definition - “Invention,” as used herein, means any invention, whether product, process or equipment, technical information, data, computer program, improvement, design, copyrightable work, or know-how, whether or not patentable, which relates to biometric enabled residential deadbolts or biometric enabled systems which (a) are conceived or first reduced to practice by Sequiam Biometrics and/or Kwikset during the term or in anticipation of this Agreement, or (b) results from work done pursuant to this Agreement.

3.3           Kwikset Improvements - Inventions solely conceived by Kwikset or relating to the industrial design and/or the mechanical features shall be solely owned by Kwikset (“Kwikset Improvements”). Kwikset shall grant Sequiam Biometrics a non-exclusive, royalty-free license in any patented Kwikset Improvements related to BIOLOCK and/or BIOSYSTEM.

3.4           Sequiam Biometrics Improvements - Inventions solely conceived by Sequiam Biometrics and not relating to industrial design shall be solely owned by Sequiam Biometrics (“Sequiam Biometrics Improvements”). Sequiam Biometrics shall grant Kwikset a non-exclusive, royalty-free license in any patented Sequiam Biometrics Improvements related to BIOLOCK and/or BIOSYSTEM.

3.5            Joint Improvements - Inventions that are jointly conceived by Sequiam Biometrics and Kwikset and not relating to industrial design shall be solely owned by Kwikset (“Joint Improvements”). Kwikset shall grant Sequiam Biometrics a non-exclusive, royalty-free license to any patented Joint Improvements related to BIOLOCK and/or BIOSYSTEM.

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* The information omitted is confidential and has been filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

3.6           Assignment and Filing - Sequiam Biometrics shall, upon request by Kwikset, assign all right, title and interest in the Joint Improvements and all proprietary rights therefore to Kwikset. Sequiam Biometrics's owners, employees and consultants will sign all applications for patents, copyrights, and other proprietary rights in the U.S. and foreign countries. All attorney's fees and government costs relating to said patents, copyrights or other proprietary rights shall be paid by Kwikset. Kwikset shall have the sole discretion to decide whether to file or prosecute any patent application, or to otherwise obtain, maintain, or enforce proprietary rights for the Joint Improvements.

ARTICLE IV -- EXCLUSIVITY

4.1           Kwikset - Kwikset agrees to form no business relationship during the term of this Agreement with any biometric technology provider other than Sequiam Biometrics, contingent upon satisfactory annual technology and business performance reviews by Kwikset of Sequiam Biometrics. Annual technology reviews will require Sequiam Biometrics to demonstrate its technology performance is comparable or superior to their competition in delivering performance specified in the engineering specification at the most competitive cost.

4.2           Sequiam Biometrics agrees to enter into no business relationships with any person or entity which competes with Kwikset or its parents, subsidiaries or affiliates in the fields of use described in this Agreement for a period of five (5) years from the Effective Date of this Agreement if agreed upon timelines, product/system performance and cost targets are achieved.

ARTICLE V - CONFIDENTIALITY

5.1           Definition - INFORMATION, as used herein, means any business or technical information, including without limitation any drawing, disclosure, design, data, report, calculation, computer programs, model, component part, patent application, or the like of the disclosing party which the receiving party develops, learns, or gains access to during the course of and as a result of work performed pursuant to the terms of this Agreement, excluding any information or object: (a) which is publicly known as of the Effective Date, (b) which becomes publicly available subsequent to the Effective Date through no fault of the receiving party, (c) which is known or possessed by the receiving party before receipt from the disclosing party or developed by Sequiam Biometrics for Kwikset pursuant to this Agreement, (d) which is disclosed at any time to the receiving party by a third party not under binder of confidentiality to the disclosing party, or (e) becomes subject to legal process or applicable law that requires disclosure of any INFORMATION, in which case the party subject to such legal process shall notify the other party of such required disclosure as promptly as possible (and prior to disclosure, if permissible) and shall take all actions as may be reasonably necessary to keep the INFORMATION confidential, including all actions that such party takes to preserve the confidentiality of its own INFORMATION. INFORMATION shall also include the existence and/or subject matter of this Agreement and relationship between the Parties.

5.2           Confidentiality - Each Party will maintain in confidence all INFORMATION disclosed to it by the other Party and will not use or disclose the INFORMATION to a third party (a) except in connection with the performance of its obligations hereunder or when necessary to contract for services needed to perform this Agreement, (b) except pursuant to a license granted under this Agreement, or (c) unless authorized in writing by the disclosing party. The obligations of non-disclosure and non-use under this Agreement shall not apply to any information unless, if tangible, such INFORMATION is labeled or tagged "CONFIDENTIAL" at the time of disclosure, or if intangible, is noted as Confidential at the time of disclosure and reduced to a writing labeled "CONFIDENTIAL" and sent to the receiving party within fifteen (15) days of its disclosure to the receiving party by the disclosing party.

5.3           Confidentiality Term - All obligations of the Parties pursuant to Section 5.2 above shall survive any early termination of this Agreement and shall expire five (5) years from the effective date of such termination.

ARTICLE VI --TERM AND TERMINATION

6.1           Term - This Agreement shall commence on the Effective Date and continue for a period of five (5) years. Such period may be extended as necessary by approval of both Parties.

6.2           Termination - This Agreement may be terminated by either Party so long as they provide written notice of termination to the other Party. Said termination will become effective in thirty (30) days. This Agreement may alternatively be terminated as permitted hereunder.

6.3           Termination for Insolvency - This Agreement may be terminated by a Party without penalty immediately upon giving notice, if proceedings under any bankruptcy, insolvency or similar legislation are instituted by or against the non-terminating Party, or the non-terminating Party makes an assignment for the benefit of creditors, or a receiver is appointed for all or a substantial part of the non-terminating Party’s assets.

6.4           Effect of Termination. Neither the expiration nor termination of this Agreement shall relieve either Party of its obligation to make any and all payments that have come due under this Agreement prior to the date of termination, nor shall it relieve either Party of obligations incurred prior to termination, which by their nature or term survive termination.

ARTICLE VII
MISCELLANEOUS

7.1           Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Maryland, without regard to its conflicts of law principles.

7.2           Assignability. Neither Party may assign its rights or obligations hereunder without the prior written consent of the other Party hereto, except that Kwikset may assign this Agreement to an affiliate without the prior written consent of Sequiam Biometrics.

7.3           Entire Agreement; Modification. This Agreement together with any Exhibits attached hereto and incorporated by reference herein sets forth the entire agreement between the Parties relating to the subject matter hereunder and any representation, promise, agreement or condition therewith not incorporated herein shall not be binding upon either Party. No change, modification, extension or renewal of this Agreement shall be binding unless made in writing and signed by authorized representatives of both Parties.

7.4.          Public Announcement. The Parties shall not disclose, advertise or publish the terms and conditions of this Agreement without the prior written consent of the other Party. Each Party shall consult with the other Party before issuing any press releases or other public statements regarding the existence or nature of this Agreement, or regarding the Parties’ execution, performance or benefit hereunder.

7.5           Nature of Relationship. For the purposes of this Agreement, the Parties are deemed to be independent contractors. It is expressly agreed that this Agreement and the relationship between the Parties hereby established do not constitute a partnership, joint venture, agency or contract of employment. No Party shall have the authority to make any statements, representations or commitments of any kind, or to take any action, which shall be binding on the other, except as authorized in writing by the party to be bound. No Party shall bind nor attempt to bind the other to any contract or to the performance of any obligation, nor represent to third parties that it has any right to enter into any obligation on the other’s behalf.

7.6.          Partial Invalidity. If and to the extent that any court of competent jurisdiction or arbitrator holds any provision (or part thereof) of this Agreement to be invalid, illegal, or unenforceable, that provision shall, if possible, be construed as though more narrowly drawn, if a narrower construction would avoid such invalidity, illegality, or unenforceability or, if that is not possible, such provision (or part thereof) shall be severed, and the remaining provisions of this Agreement shall remain in effect.

7.7           Waiver. Failure of either Party to enforce any provision of this Agreement shall not be deemed a waiver of future enforcement of that or of any other provision.

7.8           Counterparts. This Agreement and any related amendments or other documents or instruments between or among the Parties may be executed in multiple counterparts, each of which shall be deemed an original, and all of which together shall constitute one and the same instrument.

7.9            Notice. Any notice required or permitted hereunder must be in writing and be either (i) personally delivered; (ii) delivered by courier, overnight delivery, facsimile or similar means providing for proof of service; or (iii) sent by mail, postage prepaid (which shall be registered or certified mail, return receipt requested); properly addressed to the Party entitled to receive such notice or communication at the address for such Party set forth below or at such other address as the intended recipient shall have previously designated by written notice to the sender. Notice shall be effective on the date that it is delivered or, if mailed as provided above, three (3) days after the date of mailing.

WITH INTENT TO BE BOUND, the Parties have executed this Agreement on the dates indicated below.

Kwikset	Sequiam Biometrics:
KWIKSET CORPORATION A BLACK & DECKER HHI COMPANY	SEQUIAM BIOMETRICS, INC. A SEQUIAM COMPANY
By:	By:
Title: VP R&D, ENGR. BDHHI	Title: CHIEF EXECUTIVE OFFICER

Dated: SEPTEMBER 13, 2005	Dated: SEPTEMBER 12, 2005

Address: 19701 Da Vinci	Address: 300 Sunport Lane
Lake Forest, CA 92610	Orlando, FL 32809